EXHIBIT 10(mmm)

                            EXTENSION OF SUB-SUBLEASE

     This Extension of Lease is made effective on August 13, 2003, between NORTHSTATE GROCERY, INC., a California corporation ("Sub-Sublessor") and NORTH VALLEY BANK, a California corporation ("Sub-Sublessee").


     1. Recitals. This Extension of Sub-Sublease is made with reference to the following facts and objectives.

         a) Sub-Sublessor and Sub-Sublessee entered into a written SubSublease dated August 14, 1998 (the "Lease") in which SubSublessee leased 538 square feet of the supermarket facility located at the Southwest corner of Placer Street and

         b) Buenaventura located in the City of Redding, County of Shasta, California (the "Premises"). The original term of the Sub-Sublease ended on August 13, 2003, and thereafter the parties extended the term for the first of two five year option periods pursuant to paragraph 3.2 of the SubSublease.

         c)       This Agreement evidences the extended term.

     2. Extension of Term. The term of the Sub-Sublease shall be extended for an additional period of five (5) years, from and after August 14, 2003, so that the term of the Sub-Sublease shall extend to and include August 13, 2008.

     3. Rent Increase. Monthly Rent shall increase to $913.40 ($1.70 per sq. ft.) and shall continue until the end of the first five (5) year extension.

     3. Effectiveness of Sub-Sublease. Except as set forth in the Extension of Sub-Sublease Agreement, all the provisions of the Sub-Sublease shall remain unchanged and in full force and effect.

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     4.  Conflict of Terms. In the event of any conflict between the provisions of the Sub-Sublease and this Extension of Sub-Sublease, the provisions of the Extension of Sub-Sublease shall prevail.


                                       SUB-SUBLESSOR:
                                       NORTH STATE GROCERY, INC.

                                       By: /s/ RICHARD E. MORGAN JR.
                                           -------------------------------------
                                       Name:   Richard E. Morgan Jr.
                                           -------------------------------------
                                       Its:    President
                                           -------------------------------------
                                           Address:  P.O. Box 439
                                                     Cottonwood, CA 96022


                                       SUB-SUBLESSEE:

                                       By: /s/ JACK RICHTER
                                           -------------------------------------
                                           Jack Richter
                                           EVP/Chief Administrative Officer

                                           Address:  300 Park Marina Circle
                                                     Redding, CA 96001



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